UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Amendments to the Code of Ethics

Previously, the Board adopted a written Code of Ethics (the “Code of Ethics”) for the Company that applies to members of the Board, Officers and Employees of the Company. On December 8, 2005, the Board amended the Code of Ethics and the amendments were effective as of the date of approval.

The amendments to the Code of Ethics include the ability to access the anonymous Ethics Hotline using the telephone or Internet. In addition, a new section entitled, Standard 1.11 – Foreign Corrupt Practices Act, was added to the Code of Ethics.

The foregoing summary of the amendments to the Code of Ethics is qualified in its entirety by the full text of the amended Code of Ethics, which can be accessed on the Company’s website at www.pssd.com.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2005

PSS WORLD MEDICAL, INC
By:	/s/ David M. Bronson
Name: David M. Bronson Title: Executive Vice President and Chief Financial Officer